UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 20, 2009, the Company entered into a Stock Award Agreement with Joseph P. Campanelli (the “Stock Award Agreement”) for purposes of paying the share salary portion of Mr. Campanelli’s compensation under his employment agreement. The share salary will be paid in shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan, and the number of shares will be determined each pay period by dividing the amount of salary to be paid for that pay period by the reported closing price on the New York Stock Exchange for a share of the Company’s common stock on the pay date for such pay period. As disclosed in the Company’s Current Report on Form 8-K filed on October 2, 2009, the employment agreement provides for, among other things, payment of a share salary of $62,500 per month through December 31, 2009 and $750,000 per year through December 31, 2012. After December 31, 2012, the annual share salary shall be reviewed for increase (but not decrease) at the discretion of the Company’s board of directors annually. The foregoing summary of the Stock Award Agreement does not purport to be complete and is qualified in its entirety by a copy of the Stock Award Agreement, which is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Stock Award Agreement dated October 20, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: October 23, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and CFO